Exhibit 99.1
United Natural Foods Announces Leadership Updates to Accelerate Value Creation Strategy
Company aligns senior leadership structure to strengthen commercial capabilities, sharpen operational execution, and support long-term, profitable growth.
PROVIDENCE, R.I. – July 9, 2026 – United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today announced leadership updates to strengthen execution of the Company’s strategy, focused on adding value for customers and suppliers while improving effectiveness and efficiency.
These updates, effective August 3, 2026, are designed to align UNFI’s leadership structure more closely with its strategy, helping the Company accelerate capability building, sharpen operational execution, and continue strengthening its financial performance.
Matteo Tarditi will become President and Chief Operating Officer, with responsibility for UNFI’s product sales organizations, enterprise customer relationships, supply chain operations, technology, and lean implementation. As President and Chief Financial Officer, Tarditi demonstrated operational depth and discipline that consistently improved UNFI’s financial performance and customer service capabilities. Bringing sales, operations, and technology together under Tarditi’s leadership is expected to better align UNFI’s operational execution with its customers’ unique growth strategies, in turn supporting shared, profitable growth in an evolving marketplace.
Louis Martin will serve as Chief Commercial Officer, with a sharper focus on accelerating UNFI’s commercial strategy and capabilities, including conventional and natural merchandising, supplier partnerships and services, private brands, professional and digital services, and revenue growth management. Building on the strong progress Martin has led over the past two years, he and his team will continue developing value-added programs, services, data, and insights to help customers and suppliers differentiate and profitably grow.
Alfredo Luchini will join UNFI as Chief Financial Officer beginning August 10, 2026, focused on advancing UNFI’s financial objectives to support long-term, profitable growth and shareholder value. Previously, he served as Vice President of Finance and Chief Financial Officer for Carrier Climate Solutions Americas, leading the finance function for an $11 billion business segment of Carrier Global Corporation. Luchini brings global finance experience across complex organizations, including leadership roles in transformation, integration, and financial planning, which will support UNFI’s continued focus on disciplined execution, financial performance, and value creation.
UNFI Chief Executive Officer Sandy Douglas said, “These moves reflect the strength of our team and our commitment to aligning our leadership structure with the next chapter of UNFI’s value creation strategy. Matteo, Louis, and Alfredo each bring unique capabilities that will help us strengthen execution, create more value for our customers and suppliers, and continue building a more effective, efficient, and sustainable UNFI.”
As part of these changes, Mark Bushway, President of Natural, Organic, Specialty & Fresh Products and UNFI Chief Supply Chain Officer, will be leaving the Company on January 1, 2027. Bushway will serve as Chief Supply Chain Officer and work closely with Tarditi to ensure a smooth transition over the coming months.
“Throughout Mark’s 23-year career at UNFI, he has strengthened our supply chain and taken great pride in developing strong leaders across our business,” Douglas said. “We thank Mark for his enduring contributions and look forward to continuing our journey to build UNFI’s next generation supply chain under Matteo’s leadership.”

Tarditi, Martin, and Luchini will report directly to Douglas as members of the Company’s senior leadership team, alongside Danielle Benedict (Chief Human Resources Officer), David Best (President & Chief Executive Officer, Retail), Mark Bushway (Chief Supply Chain Officer), Matt Echols (Chief Corporate Affairs Officer), Mahrukh Hussain (General Counsel & Corporate Secretary), and Mario Maffie (Chief Information Officer).
About UNFI
United Natural Foods, Inc. (UNFI) is a leading North American grocery wholesaler, providing a broad assortment of natural, organic, specialty, fresh, conventional, and private label products to approximately 30,000 retail locations. The company supports independent, regional, and national grocers with access to a wide assortment of products from thousands of established and emerging suppliers, delivered through a scaled, technology-enabled distribution network. UNFI provides a broad range of value-added data, insights, programs, and services to help retailers differentiate their stores and grow profitably, while connecting suppliers to a diverse and dynamic retail ecosystem. With a strategic focus on adding value and improving effectiveness and efficiency, UNFI is committed to creating long-term, shared value for all its stakeholders. To learn more, visit www.unfi.com.
Contacts:

For Media:
Grace Turiano
786.682.8046
Grace.Turiano@unfi.com

For Investors:
Steve Bloomquist
952.828.4144
steve.j.bloomquist@unfi.com